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                                                                     EXHIBIT 5.1







                                                         September 13, 1999


Board of Directors of
Cincinnati Bell Inc.
201 East Fourth Street
Cincinnati, Ohio 45201-2301


Ladies and Gentlemen:

                  I have acted as counsel for Cincinnati Bell Inc., an Ohio corporation ("Cincinnati Bell"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") which is being filed on the date hereof by Cincinnati Bell with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to the proposed issuance by Cincinnati Bell of up to (i) 103,152,121 shares of its common stock, par value $0.01 per share ("Cincinnati Bell Common Stock"), (ii) 1,400,000 shares of its 7 1/4% Junior Convertible Preferred Stock Due 2007, without par value ("Cincinnati Bell
7 1/4% Preferred Stock"), (iii) 3,105,000 shares of its Depositary Shares, each representing a one-twentieth interest in a share of 6 3/4% Cumulative Convertible Preferred Stock, without par value (the "Depositary Shares"), and
(iv) 155,250 shares of its 6 3/4% Cumulative Convertible Preferred Stock, without par value ("Cincinnati Bell 6 3/4% Preferred Stock"), pursuant to the Agreement and Plan of Merger dated as of July 20, 1999 (the "Merger Agreement"), among Cincinnati Bell, Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of Cincinnati Bell ("Merger Sub"), and IXC Communications, Inc., a Delaware corporation ("IXC"). The Merger Agreement provides for the merger of Merger Sub with and into IXC (the "Merger"), with IXC surviving the Merger as a subsidiary of Cincinnati Bell.

                  In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement and (b) the proxy statement/prospectus that forms a part of the Registration Statement. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Cincinnati Bell and Merger Sub, I have assumed that such parties had the power, corporate or other, to enter into and


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Cincinnati Bell Inc.
September 13, 1999
Page 2

perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Cincinnati Bell and others.

                  Based on such examination, I am of the opinion that (i) the shares of Cincinnati Bell Common Stock, (ii) the shares of Cincinnati Bell
7 1/4% Preferred Stock, (iii) the Depositary Shares and (iv) the shares of Cincinnati Bell 6 3/4% Preferred Stock have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                  I am admitted to practice in the State of Ohio, and I express no opinion as to any matters governed by any law other than the law of the State of Ohio and the Federal law of the United States of America.

                  I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the proxy statement/prospectus that forms a part of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,


                                          /s/ Thomas E. Taylor
                                          -----------------------------
                                          Thomas E. Taylor
                                          General Counsel and Secretary
                                          Cincinnati Bell Inc.